Exhibit 8.1

LIST OF CERTAIN SUBSIDIARIES OF AMÉRICA MÓVIL, S.A.B. DE C.V.

As of March 31, 2016

Name of Company	Jurisdiction	Ownership Interest	Main Activity
AMX Tenedora, S.A. de C.V.	Mexico	100.0	Holding Company

Compañía Dominicana de Teléfonos, S. A. (Codetel)	Dominican Republic	100.0	Fixed-line/Wireless

Sercotel, S.A. de C.V.	Mexico	100.0	Holding Company

Radiomóvil Dipsa, S.A. de C.V. and subsidiaries (Telcel)	Mexico	100.0	Wireless

Puerto Rico Telephone Company, Inc.	Puerto Rico	100.0	Fixed-line/Wireless

Servicios de Comunicaciones de Honduras, S.A. de C.V. (Sercom Honduras)	Honduras	100.0	Wireless

TracFone Wireless, Inc.	USA	98.2	Wireless

Claro Telecom Participacões, S.A.	Brazil	100.0	Holding Company

Americel S.A.	Brazil	99.9	Wireless

Telecomunicaciones de Guatemala, S.A.	Guatemala	99.3	Fixed-line/Wireless

Empresa Nicaragüense de Telecomunicaciones, S.A.	Nicaragua	99.6	Fixed-line/Wireless

Estesa Holding Corp.	Panama	100.0	Holding Company

Cablenet, S.A.	Nicaragua	100.0	Cable TV

Estaciones Terrenas de Satélite, S.A. (Estesa)	Nicaragua	100.0	Cable TV

Compañía de Telecomunicaciones de El Salvador (CTE), S.A. de C.V.	El Salvador	95.8	Fixed-line

Cablenet, S.A. (Cablenet)	Guatemala	95.8	Fixed-line

Telecomoda, S.A. de C.V. (Telecomoda)	El Salvador	95.8	Directories Provider

CTE Telecom Personal, S.A. de C.V.	El Salvador	95.8	Wireless

Comunicación Celular S.A. (Comcel)	Colombia	99.4	Wireless

Telmex Colombia, S.A.	Colombia	99.3	Fixed-line/Cable TV

Consorcio Ecuatoriano de Telecomunicaciones, S.A. (Conecel)	Ecuador	100.0	Wireless

AMX Argentina, S.A.	Argentina	100.0	Wireless

Telstar, S.A.	Uruguay	99.9	Fixed-line

Flimay, S.A.	Uruguay	99.9	DTH

Ertach, S.A.	Argentina	99.8	Wireless

Telmex Argentina, S.A.	Argentina	99.7	Services to Corporate Customers

AMX Paraguay, S.A.	Paraguay	100.0	Wireless

AM Wireless Uruguay, S.A.	Uruguay	100.0	Wireless

Claro Chile S.A.	Chile	100.0	Wireless

Claro Servicios Empresariales, S.A.	Chile	99.6	Fixed-line/Wireless

América Móvil Perú, S.A.	Peru	100.0	Wireless

Claro Panamá, S.A.	Panama	100.0	Wireless

Name of Company	Jurisdiction	Ownership Interest	Main Activity
Carso Telecom B.V. (formerly known as Amov Europa B.V.)	Netherlands	100.0	Holding Company

Telekom Austria Aktiengesellschaft	Austria	59.7	Holding Company

Teléfonos de México, S.A.B. de C.V.	Mexico	98.7	Fixed-line

Integración de Servicios TMX, S.A. de C.V.	Mexico	98.7	Holding Company

Consorcio Red Uno, S.A. de C.V.	Mexico	98.7	Telecommunications Network Integration Services

Teléfonos del Noroeste, S.A. de C.V.	Mexico	98.7	Fixed-line

Uninet, S.A. de C.V.	Mexico	98.7	Corporate networks and Internet Access Services

Teninver, S.A. de C.V.	Mexico	98.7	Leasing

Telmex USA, L.L.C.	USA	98.7	Fixed-line

Empresa de Servicios y Soporte Integral GC, S.A.P.I. de C.V.	Mexico	98.7	Holding Company

Alquiladora de Casas, S.A. de C.V.	Mexico	98.7	Real Estate

Compañía de Teléfonos y Bienes Raíces, S.A. de C.V.	Mexico	98.7	Real Estate

Renta de Equipo, S.A. de C.V.	Mexico	98.7	Leasing

Telmex Internacional, S.A. de C.V.	Mexico	97.8	Holding Company

Controladora de Servicios de Telecomunicaciones, S.A. de C.V.	Mexico	98.4	Holding Company

Hitss Solutions, S.A. de C.V.	Mexico	68.9	Information Technology

Ecuador Telecom, S.A.	Ecuador	98.4	Fixed-line

Claro Comunicaciones, S.A.	Chile	98.2	Fixed-line/Wireless

Sección Amarilla USA, LLC	USA	98.4	Directories Provider

Publicidad y Contenido Editorial, S.A. de C.V.	Mexico	98.4	Provider of Cable Television Content

Editorial Contenido, S.A. de C.V.	Mexico	98.4	Magazine Editor

Claro S.A.	Brazil	96.2	Fixed-line/Wireless/Cable TV

Star One S.A.	Brazil	96.2	Satellite Services Provider